UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2024

FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33059 (Commission File Number)	20-5657551 (IRS Employer Identification No.)

Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL 60555-1617
630-845-4500

(Address and telephone number of principal executive offices)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FTEK	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On June 10, 2024, Fuel Tech, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Current Report”) with the Securities and Exchange Commission relating to an amendment of the Company’s Certificate of Incorporation to increase the number of shares of authorized stock to 60 million shares (the “Amendment”). The Amendment did not receive the requisite stockholder approval and the purpose of this amendment is to disclose that the Company filed a Certificate of Correction (the “Certificate of Correction”) with the Secretary of State of the State of Delaware voiding the Amendment.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On June 6, 2024, the Company filed a Certificate of Amendment of Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Delaware to implement the Amendment, effective as of June 6, 2024.

On June 27, 2024, the Company filed the Certificate of Correction with the Secretary of State of the State of Delaware voiding the Certificate of Amendment and causing the Certificate of Incorporation of the Company to remain unchanged from the Certificate of Incorporation of the Company as in effect prior to June 6, 2024.

This description of the Certificate of Correction is a summary and is qualified by the complete text of the Certificate of Correction, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits 3.1	Certificate of Correction of Certificate of Incorporation of Fuel Tech, Inc.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc. (Registrant)

	By:	/s/ Bradley W. Johnson
Bradley W. Johnson
Date: June 28, 2024		Vice President, General Counsel and Secretary